EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his capacity as an officer of Tejon Ranch Co. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his own knowledge:

•The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
•The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.
A signed original of this written statement required by Section 906 has been provided to Tejon Ranch Co. and will be retained by Tejon Ranch Co., and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	November 7, 2024

/s/ Gregory S. Bielli
Gregory S. Bielli
President and Chief Executive Officer

/s/ Brett A. Brown
Brett A. Brown
Executive Vice President and Chief Financial Officer

/s/ Robert D. Velasquez
Robert D. Velasquez
Senior Vice President and Chief Accounting Officer